Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2024 of 3D Systems Corporation (the “Issuer”).

I, Dr. Jeffrey A. Graves, President, Chief Executive Officer and Director (principal executive officer) of the Issuer, certify that, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge:

(i)the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(ii)The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 20, 2024
/s/ Dr. Jeffrey A. Graves
Name: Dr. Jeffrey A. Graves
(principal executive officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.